[ARTHUR
                                 ANDERSEN LOGO]



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                                                     Arthur Anderson LLP


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                                                     1345 Avenue of the Americas
                                                     New York, NY 10105-0032
                                                     Writer's Direct Dial



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

As independent public accountants, we hereby consent to the use of our report dated December 12, 1997 on the financial statements of The Alger Retirement Fund for the year ended October 31, 1997 and to all references to our Firm included in or made a part of the registration statement of The Alger Retirement Fund filed on Form N-1A (Amendment No. 10), Investment Company Act File No. 811-7986 with the Securities and Exchange Commission.

                                                          /s/ARTHUR ANDERSEN LLP
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                                                             ARTHUR ANDERSEN LLP

New York, New York
December 22, 1998